UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 12, 2008

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into a Material Definitive Agreement.

                On March 12, 2008, our board of directors amended our 2006 Equity Incentive Plan to provide for a “French sub-plan” that authorizes the grant of awards of shares of our common stock to employees who are French resident taxpayers or subject to the French social security scheme. Awards granted under the French sub-plan qualify for preferential personal income tax and social security tax treatment under French law. A copy of the Second Amendment to our 2006 Equity Incentive Plan, which implements the French sub-plan, is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

                On the same date, our board of directors also adopted the Amended and Restated 2006 Equity Incentive Plan, which further amends and restates our 2006 Equity Incentive Plan. The Amended and Restated 2006 Equity Incentive Plan will become effective if and when approved by our shareholders at our annual meeting to be held on April 17, 2008. If approved by our shareholders, the Amended and Restated 2006 Equity Incentive Plan will (1) increase the maximum number of shares of our common stock issuable under our 2006 Equity Incentive Plan by 210,000 shares, and (2) increase the “fungibility ratio,” the rate at which each share of our common stock that is underlying any award other than a stock option counts against the maximum number of shares issuable under our 2006 Equity Incentive Plan, from 1.8 to 2.2. A copy of the Amended and Restated 2006 Equity Incentive Plan is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Number	Title
10.1	Second Amendment to CRA International, Inc. 2006 Equity Incentive Plan.
10.2	CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan (incorporated by reference to Annex A of our definitive proxy statement filed on March 14, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: March 18, 2008	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and
Chief Financial Officer

Exhibit Index

Number	Title
10.1	Second Amendment to CRA International, Inc. 2006 Equity Incentive Plan.
10.2	CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan (incorporated by reference to Annex A of our definitive proxy statement filed on March 14, 2008).